Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-62705 of Dominion Resources, Inc. on Form S-8 of our report dated June 25, 2001, appearing in this Annual Report on Form 11-K of Dominion Subsidiary Savings Plan for the year ended December 30, 2000.

DELOITTE & TOUCHE LLP

Richmond, Virginia

June 25, 2001